Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 8, 2016 (except for Note 12, as which the date is March 2, 2016), in the Registration Statement (Form S-3) and related Prospectus of DarioHealth Corp., dated November 30, 2016.

Tel-Aviv, Israel November 30, 2016	/s/ Kost Forer Gabbay & Kasierer KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global